UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) January 3, 2005
                                 ---------------

                           TENGTU INTERNATIONAL CORP.
                           --------------------------
             (Exact name of registrant as specified in its charter)

Delaware                        000-29957                       77-0407366
--------------------------------------------------------------------------------
(State or Other                (Commission                    (I.R.S. Employer
Jurisdiction of                File Number)                  Identification No.)
Incorporation)

                                 236 Avenue Road
                        Toronto, Ontario, Canada M5R 2J4
               (Address of Principal Executive Offices) (Zip Code)

                                  416-963-3999
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01. Other Events.

      As previously reported in our public filings, the Company was engaged in litigation with VIP Tone, Inc. ("VIP") in the Superior Court of California for the County of Alameda. On November 29, 2004, the court granted the Company's motion for a new trial, substantially reducing the jury's verdict, on the grounds that there was insufficient evidence to support an award of punitive damages and two of VIP's claims were duplicative. The granting of the motion was subject to the condition, however, that if VIP consented to a reduction of its judgment from $1,272,878 to $419,190, a judgment in that amount would be entered, eliminating the need for a new trial. VIP agreed to the condition. As a result, on December 22, 2004, a reduced and Amended Judgment was entered in the total amount of $615,268.70, which amount is the total of $419,190 plus the attorneys' fees and costs incurred by VIP. The Company received the Amended Judgment on January 3, 2005.

      The Company plans to appeal from the Amended Judgment. The Company believes that there are strong grounds for such an appeal.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Tengtu International Corp.

DATED: January 4, 2005                  By: /s/ John D. Watt, President